Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORATION

FOR IMMEDIATE RELEASE

           Marine Products Corporation to Announce Fourth Quarter and
 Annual 2004 Financial Results and Host a Conference Call on February 16, 2005

ATLANTA, January 26, 2005 -- Marine Products Corporation (AMEX: MPX) announced today that it will release its financial results for the fourth quarter and twelve months ended December 31, 2004 on Wednesday, February 16, 2005 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, February 16, 2005 at 9 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (866) 864-9123 or (706) 679-5285 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on February 23, 2005 by dialing (800) 642-1687 or (706) 645-9291, conference ID 3615232.
This call also will be broadcast and archived on the company's investor Web site at http://www.marineproductscorp.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com.

For information about Marine Products Corporation and/or this event, please contact:

BEN M. PALMER
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

JIM LANDERS
Corporate Finance
404.321.2162